QuickLinks -- Click here to rapidly navigate through this document

POGO PRODUCING COMPANY AND SUBSIDIARIES

EXHIBIT 99.2

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002

        In connection with the Quarterly Report of Pogo Producing Company (the "Company") on Form 10-Q for the period ending March 31, 2003 (the "Report"), as filed with the Securities and Exchange Commission on the date hereof, I, James P. Ulm II, Senior Vice President and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. 1350, as adopted pursuant to 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge, that:

1.
The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.
The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ JAMES P. ULM II James P. Ulm II Senior Vice President and Chief Financial Officer May 5, 2003

QuickLinks

POGO PRODUCING COMPANY AND SUBSIDIARIES
  EXHIBIT 99.2
CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002